First Security Group, Inc. Completes Strategic Recapitalization
Recapitalization Includes New Capital, TARP CPP Restructuring and Sale of Non-Performing Loans

CHATTANOOGA, Tenn., April 12, 2013 - First Security Group, Inc. (NASDAQ: FSGI) (the “Company” or “First Security”), the bank holding company for FSGBank, N.A. (“FSGBank”), announced today that it completed its previously announced recapitalization (the “Recapitalization”), including the restructuring of its TARP CPP preferred stock. On April 11, 2013, the Company issued approximately 9.9 million shares of the Company's common stock to the U.S. Treasury (the “Treasury”) for full satisfaction of the Treasury's TARP CPP investment in the Company. The Treasury immediately sold the common stock to institutional and other accredited investors previously identified by the Company at $1.50 per share. On April 12, 2013, the Company issued an additional approximately 50.8 million shares of common stock at $1.50 per share to institutional and other accredited investors. In aggregate, investors purchased 60,735,000 shares for $91.1 million. The Recapitalization was previously announced on February 26, 2013.

“We extend our appreciation to our new shareholders in having the confidence to invest in our markets, our Company and most importantly, our people,” said Michael Kramer, President and Chief Executive Officer of First Security. “With the Recapitalization complete, our full attention can be directed to further improving and growing our banking franchise.”

On April 12, 2013, the Company downstreamed approximately $65 million in capital to FSGBank in order to improve FSGBank's regulatory capital ratios and to support future balance sheet growth. The combined effects of the additional capital and the previously announced and completed loan sale are expected to result in an improved risk profile, enhanced profitability and compliance with most, but not all, aspects of the regulatory orders of the Company and FSGBank.

“When building our management team, we focused on their individual and collective abilities to develop and communicate a successful business strategy to new investors and then to implement that strategy,” said Larry Mauldin, Chairman of the Board of the Company. “They have exceeded our expectations on the capital raise and now we can continue our efforts to grow FSGBank and serve our communities.”

Sandler O'Neill + Partners, L.P. and Raymond James Financial, Inc. acted as financial advisors and placement agents for First Security Group, Inc. in connection with the offering. Bryan Cave LLP acted as legal counsel to First Security Group, Inc in connection with the Recapitalization. Sandler O'Neill Mortgage Finance, L.P., an affiliate of Sandler O'Neill + Partners, L.P., acted as exclusive financial advisor to First Security Group, Inc. in connection with the loan sale.

About First Security Group, Inc.
Founded in 1999, First Security's community bank subsidiary, FSGBank, has 30 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and Internet banking services (www.FSGBank.com).

Note Regarding Forward Looking Statements
Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the Company's future growth and market position and the execution of its business plans. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.
These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. There can be no assurance that the actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. For details on the factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and other filings with the SEC.
Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security, and undertakes no obligation to provide any such updates.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results and condition may differ significantly from those we discuss in these forward-looking statements.

CONTACT:
John R. Haddock, CFO
(423) 308-2075
jhaddock@FSGBank.com